                                                                     Exhibit 4.6

                            INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of May 5, 2001 (this "Agreement"), is executed and delivered by BARTON CAPITAL CORPORATION, a Delaware limited liability company, as purchaser under the Receivables Purchase Agreement referred to herein ("Barton"), SOCIETE GENERALE, a banking corporation organized under the laws of France, as agent for Barton (in such capacity, the "Conduit Agent"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent under the Credit Agreement referred to herein (in such capacity, the "Lender Agent").

                                  BACKGROUND

     A. Applied Power Credit Corporation (the "Receivables Subsidiary"), APW North America, Inc. ("APW"), as initial servicer and guarantor, and certain originators (the "Originators") are parties to the Amended and Restated Purchase and Sale Agreement, dated as of November 20, 1997, (as amended, supplemented or otherwise modified from time to time, the "Purchase and Sale Agreement"), pursuant to which the Originators have agreed to sell, and the Receivables Subsidiary has agreed to purchase, from time to time, certain receivables and related assets.

     B. The Receivables Subsidiary, APW, Barton and the Conduit Agent are parties to the Receivables Purchase Agreement, dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), pursuant to which Barton has agreed to purchase, from time to time, undivided percentage interests in such receivables and related assets.

     C. APW, APW Ltd., APW Holdings Denmark APS (collectively, the "Borrowers"), Bank One, NA, as syndication agent, The Chase Manhattan Bank, as documentation agent, certain financial institutions party thereto as lenders (in their capacity as lenders thereunder, the "Lenders") and the Lender Agent are parties to the Multicurrency Credit Agreement, dated as of July 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     D. The Borrowers have requested certain waivers of rights under the Credit Agreement.

     E. The Lenders have agreed to provide certain waivers of rights under the Credit Agreement in return for the pledge of certain collateral, including a pledge of the stock of the Receivables Subsidiary, to the Lender Agent for its benefit and the benefit of the Lenders.

     F. Each of APW and the Receivables Subsidiary has requested an extension of the Commitment Termination Date under the Receivables Purchase Agreement. Concurrent with such extension, the parties to the Receivables Purchase Agreement and the Purchase and Sale Agreement desire to amend and restate such agreements.

     G. The execution and delivery of this Agreement is a condition precedent to such extension and the concurrent amendment and restatement of such agreements.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. (a) Capitalized terms not defined herein that are defined in Schedule I to the Receivables Purchase Agreement shall for the purposes of this Agreement (including the recitals hereof) have the meanings ascribed to such terms in such Schedule I, and this Agreement (including the recitals hereof) shall be interpreted in accordance with the conventions set forth in "Other Terms" of such Schedule I.

     (b) In addition, the following terms shall have the meanings specified below:

           "APW" has the meaning set forth in paragraph A of the recitals.

           "Barton" has the meaning set forth in the preamble.

           "Borrower" has the meaning set forth in paragraph C of the recitals.

           "Conduit Agent" has the meaning set forth in the preamble.

           "Credit Agreement" has the meaning set forth in paragraph C of the recitals.

           "Credit Documents" means the Credit Agreement ,the Security Agreement, the Pledge Agreement, the Guaranties and all other agreements, instruments and documents from time to time executed and delivered by the Borrowers and certain subsidiaries of the Borrowers in connection therewith for the benefit of the Lenders and the Lender Agent, as the same may be amended, supplemented, or otherwise modified from time to time.

           "Credit Obligations" means all obligations of the Borrowers to the Lender Parties arising under or in connection with or in respect of the Credit Documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

           "Guaranties" means the guaranties of the Borrowers and certain subsidiaries of the Borrowers pursuant to the Credit Agreement, as amended, supplemented or otherwise modified from time to time.

           "Lender" has the meaning set forth in paragraph C of the recitals.

           "Lender Agent" has the meaning set forth in the preamble.

           "Loan Collateral" means all property (other than Securitization Assets) now owned or hereafter acquired by the Borrowers or any subsidiaries of the Borrowers in or upon which a security interest, lien or mortgage is granted by the Borrowers or such subsidiaries to the Lender Agent for the benefit of the Lender Parties under the Credit Documents.

           "Lender Parties" means the Lender Agent and the Lenders.

           "Originators" mean such Borrowers and subsidiaries of the Borrowers as are listed in the attached Schedule 1 and such additional subsidiaries of the Borrowers to which the Required Banks (as defined in the Credit Agreement) may consent.

           "Pledge Agreement Collateral" means (a) the Receivables Subsidiary Stock, (b) each Receivables Subsidiary Note, (c) all payments of principal and interest or dividends or other distributions on, and other rights to payment under, any of the foregoing, and (d) all proceeds of any of the foregoing.

           "Pledge Agreement" means the Pledge Agreement, dated as of March 30, 2001, among the Borrowers, certain subsidiaries of the Borrowers and the Lender Agent.

           "Purchase and Sale Agreement" has the meaning set forth in paragraph A of the recitals.

           "Receivables Purchase Documents" means the Receivables Purchase Agreement, the Purchase and Sale Agreement and all other agreements, instruments and documents from time to time executed and delivered by APW or the Receivables Subsidiary in connection therewith, as the same may be amended, supplemented, or otherwise modified from time to time.

           "Receivables Purchase Agreement" has the meaning set forth in paragraph B of the recitals.

           "Receivables Subsidiary" has the meaning set forth in paragraph A of the recitals.

           "Receivables Subsidiary Note" means any promissory note issued and delivered by the Receivables Subsidiary, payable to the order of an Originator, pursuant to the Purchase and Sale Agreement, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued in substitution therefor or renewal thereof in accordance with the Receivables Purchase Documents.

           "Receivables Subsidiary Stock" means (a) all the issued and outstanding capital stock of the Receivables Subsidiary, (b) all additional shares of capital stock of the Receivables Subsidiary issued from time to time, and (c) all options, warrants and other rights with respect to the foregoing.

           "Securitization Assets" means all Receivables and Related Assets that may be sold, purportedly sold, contributed, transferred, conveyed or assigned by the Originators to the Receivables Subsidiary (regardless of whether any such transfer is characterized as a sale or as a secured loan). For purposes of this definition, "Receivables" has the meaning as presently defined in the Receivables Purchase Agreement and "Related Assets" has the meaning as presently defined in the Purchase and Sale Agreement.

           "Security Agreement" means the Security Agreement, dated as of March 30, 2001 among the Borrowers, certain subsidiaries of the Borrowers and the Lender Agent.

     2. Authorization. The Lender Agent hereby confirms that it has been duly authorized to execute, deliver and perform this Agreement, and that each of the Lender Parties shall, upon the Lender Agent's execution hereof, be bound by this Agreement.

     3. Confirmation of Sale. Each of the Borrowers hereby, by its acknowledgment hereof, confirms to Barton, the Conduit Agent and the Lender Parties that it has no ownership interests, liens, claims, encumbrances or security interests of any kind whatsoever in any now existing or hereafter arising Securitization Assets and shall not exercise any set-off, recoupment or similar right it may have with respect to the obligations of the Receivables Subsidiary.

     4. Acknowledgment. Except for any rights or interests which the Lender Parties may have as pledgees of the Receivables Subsidiary Stock or the Receivables Subsidiary Notes under the Credit Documents, the Lender Parties (a) are not creditors of, and have no recourse to any assets of, the Receivables Subsidiary and (b) have no lien on or claim, contractual or otherwise, arising under any of the Receivables Purchase Documents (or otherwise) to the Securitization Assets nor any other assets of the Receivables Subsidiary, including any proceeds thereof or earnings thereon, whether now existing or hereafter acquired and whether tangible or intangible.

     5. Release of Securitization Assets. (a) Notwithstanding anything contained in the Credit Documents, any other agreement, instrument, mortgage, deed of trust or document delivered under or in connection therewith, any UCC financing statement or any applicable law, the Lender Agent, on behalf of itself and all of the other Lender Parties, hereby releases all liens, mortgages, security interests, claims and interests of any kind whatsoever that it may hold in any of the Securitization Assets (it being understood that such release shall be automatic and irrevocable upon each sale, purported sale, contribution, transfer, conveyance or assignment of the Securitization Assets). It is understood and agreed that no Lender Party shall have any rights to or in any proceeds of the Loan Collateral that constitute Securitization Assets. The Lender

Agent agrees, upon the request of the Conduit Agent, to execute and deliver to the Conduit Agent such UCC partial release statements and other documents and instruments, and do such other acts and things, as the Conduit Agent may reasonably request in order to evidence the release provided for in this Section 5; provided, however, that failure to execute and deliver any such partial release statements, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 5.

     (b) The Lender Agent further acknowledges and agrees that to the extent that, notwithstanding Section 5(a) above, the Lender Parties are deemed to have any interest, claim or benefit in or from the Securitization Assets whether by operation of law, legal process, pursuant to applicable provisions of the Bankruptcy Code or otherwise (including without limitation by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then any such interest, claim or benefit in or from the Securitization Assets is and shall be expressly subordinated to the indefeasible payment in full of each Undivided Interest and other obligation to an Affected Party (whether or not any such claim is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including the Bankruptcy Code) including, without limitation, the payment of post-petition interest on such other obligations and liabilities.

     6. Separation of Collateral. The Lender Agent hereby agrees promptly to return to the Conduit Agent any funds or other property which constitute Securitization Assets (or proceeds thereof), provided, that the Conduit Agent or the Servicer shall have identified such Securitization Assets or proceeds in writing to the Lender Agent or the Lender Agent otherwise has actual knowledge of the identity of such Securitization Assets or proceeds. Solely for purposes of maintaining the perfection of the Conduit Agent's interests therein, the Conduit Agent hereby appoints the Lender Agent as its agent with respect to such Securitization Assets and proceeds, and the Lender Agent hereby accepts such appointment.

     7. Additional Agreements with Lender Parties. The Lender Agent agrees, represents and warrants, on behalf of itself and the Lender Parties as follows:

           (a) The Lender Parties shall not contest or challenge, or join any other Person in contesting or challenging, the transfers of Securitization Assets from any Originator to the Receivables Subsidiary, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a "true sale" or a "true contribution." Without limiting the foregoing, the Lender Parties shall not contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest of the Receivables Subsidiary in any of the Securitization Assets, or the validity, enforceability, priority or perfection of the interest of any assignee of the Receivables Subsidiary (including Barton) in any of the Securitization Assets. In addition, the Lender Parties shall not (x) assert that any Person and the Receivables Subsidiary should be substantively consolidated or that the Receivables Subsidiary is not or was not a corporation separate and distinct from the Originators, APW or any other Person, or (y) challenge the valuation of any Securitization Assets which Barton, any assignee of Barton or the Conduit Agent may elect to liquidate as permitted under the Receivables Purchase Documents, or otherwise assert that any such liquidation was illegal, not done in a commercially reasonable manner, or otherwise invalid or improper.

           (b) Notwithstanding any prior termination of this Agreement, the Lender Parties shall not, with respect to the Receivables Subsidiary or Barton, institute or join any other Person in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law, so long as any Commercial Paper Note, Undivided Interest or other obligation to an Affected Person shall be outstanding and there shall not have lapsed one year and one day since the latest maturing Commercial Paper Note and all Undivided Interests and such other obligations shall have been paid in full.

           (c) No Lender Party shall assign its rights or obligations under the Credit Documents to any other Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement as if it were a party hereto.

           (d) Notwithstanding any provision of the Credit Documents, so long as any Commercial Paper Note issued to fund or maintain Barton's investment in the Securitization Assets, or any undivided Interest or other obligation to an Affected Person shall be outstanding, the Lender Parties will not (i) transfer any of the Pledge Agreement Collateral or any interest therein, except in connection with the granting of an assignment of or a participation in the Credit Obligations (provided, that in the case of any such assignment, the assignee shall have agreed in writing to be bound by the terms of this Agreement), to any Person, or assume ownership of the Receivables Subsidiary Stock or the Receivables Subsidiary Notes, (ii) exercise any voting rights under the Receivables Subsidiary Stock, (iii) institute, or cause or require any Originator to institute, any action or suit or exercise, or cause or require any Originator to exercise, any rights or remedies of such Originator upon or with respect to any breach or default by the Receivables Subsidiary under any Receivables Subsidiary Note or any other Person under any of the Receivables Purchase Documents, or
     (iv) exercise any other remedies on default by any Borrower under the Credit Documents with respect to the Pledge Agreement Collateral or any other rights or interests of the Originators under the Receivables Purchase Documents; provided, however, that, to the extent provided in the Credit Documents or under applicable law, the Lender Agent may take, or require any Borrower to take, reasonable actions to assure the validity, perfection and priority of the Lender Agent's security interest in the Pledge Agreement Collateral and proceeds thereof.

           (e) The Lender Parties will not take or assert any lien on or security interest in (i) any rights of any Originator to sell any Receivable and any other Securitization Assets with respect to such Receivable under the Receivables Purchase Agreement, APW to act as Servicer under the Receivables Purchase Agreement or otherwise to exercise any rights (other than the rights to receive payments from the Receivables Subsidiary, the Servicer or Barton under the Receivables Purchase Documents) or to perform any duties or obligations of such Originator under the Receivables Purchase Documents or (ii) any portion of the Servicer's Fee which, pursuant to the Receivables Purchase Agreement, is to be paid to Persons other than APW or any other Borrower or other affiliated entity on account of any costs or expenses of the transactions contemplated in the Receivables Purchase Documents and not to APW.

           (f) The Lender Parties will not attempt to prohibit or restrict any sale or other transfer of the Securitization Assets or to interfere in any manner with the transactions contemplated under the Receivables Purchase Documents.

           (g) The Lender Parties will not alter or cause the alteration of the independent director provisions of the Receivables Subsidiary's Articles of Incorporation or attempt to remove or replace any serving independent director without the consent of the Conduit Agent.

           (h) The Lender Parties hereby acknowledge and agree that neither Barton nor the Conduit Agent has a fiduciary duty to any Lender Party based on the pledge of the Receivable Subsidiary Stock.

     8. Reliance. Each Affected Person, and each Lender Party may rely on this Agreement as if such Person were a party hereto. This Agreement shall remain in effect until one year and one day after the latest maturing Commercial Paper Note, Undivided Interest or other obligation to an Affected Person is paid in full.

     9. Miscellaneous. (a) No delay upon the part of any party to this Agreement and the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by the Lender Agent, Barton and the Conduit Agent.

           (b) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (c) This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of Illinois.

           (d) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

           (e) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communications by facsimile copy) and mailed, transmitted or delivered, as to each party hereto at its address set forth on Exhibit A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or (i) in the case of notice by mail, three Business Days after being deposited in the mails, postage prepaid, and (ii) in the case of notice by facsimile copy, upon the earlier to occur of (A) completion of transmission and telephone confirmation of receipt and (B) the recipient's close of business on the date of transmission.

           (f) The section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

           (g) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                              [SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Lender Agent, Barton and the Conduit Agent have caused this Agreement to be executed and delivered as of the day first above written.

                           BANK OF AMERICA, NATIONAL ASSOCIATION,
                           as Lender Agent


                           By: /s/ M. Duncan McDuffie
                               -------------------------------------------------
                           Name:   M. Duncan McDuffie
                                 -----------------------------------------------
                           Title:  Managing Director
                                  ----------------------------------------------


                           SOCIETE GENERALE,
                           as Conduit Agent


                           By: /s/ Martin J. Finan
                               -------------------------------------------------
                           Name:   Martin J. Finan
                                 -----------------------------------------------
                           Title:  Managing Director
                                  ----------------------------------------------

                           By: /s/ C. Steven Coffman
                               -------------------------------------------------
                           Name:   C. Steven Coffman
                                 -----------------------------------------------
                           Title:  Vice President
                                  ----------------------------------------------

                           BARTON CAPITAL CORPORATION


                           By: /s/ Evelyn Echevarria
                               -------------------------------------------------
                           Name:   Evelyn Echevarria
                                 -----------------------------------------------
                           Title:  Vice President
                                  ----------------------------------------------

Acknowledged and agreed as of the date first above written:


APPLIED POWER CREDIT CORPORATION


By: /s/ James Maxwell
    ------------------------------------
Name:   James Maxwell
      ----------------------------------
Title:  Assistant Treasurer
      ----------------------------------

APW NORTH AMERICA, INC.


By: /s/ James Maxwell
    ------------------------------------
Name:   James Maxwell
      ----------------------------------
Title:  Treasurer
      ----------------------------------

APW LTD.


By: /s/ James Maxwell
    ------------------------------------
Name:   James Maxwell
      ----------------------------------
Title:  Assistant Treasurer
      ----------------------------------


APW HOLDINGS DENMARK, APS


By: /s/ James Maxwell
    ------------------------------------
Name:   James Maxwell
      ----------------------------------
Title:  Authorized Signor
      ----------------------------------